Exhibit 99.1

Andersen Group Inc.

333 Bush Street

Suite 1700

San Francisco, CA 94104

Andersen Group Delivers Record Second-Quarter Revenue of $217.7 Million

Six-Month Revenue Reaches $458.4 Million, Up 19.4%, with All Service Lines Contributing to Broad-Based Growth

San Francisco, August 12, 2026 — Andersen Group Inc. (NYSE: ANDG) today reported robust financial results for the second quarter and six months ended June 30, 2026, marked by accelerating revenue growth, expanding client demand, and a sharp rise in underlying profitability.

Momentum Builds Across the Platform

Andersen delivered second-quarter revenue of $217.7 million, up 23.7% from $176.0 million in the prior-year quarter — continuing a multi-year trend of double-digit growth. For the first six months of 2026, revenue reached $458.4 million, up 19.4% from $384.1 million in the same period last year. This revenue growth was fueled by strong client additions, higher volumes, and continued service line expansion — with every service line posting revenue growth in both the quarter and the six-month period, and with no reliance on one-time items to drive the results. This broad-based strength underscores the durability of Andersen’s diversified platform and the growing demand for its multi-dimensional service offering, led by consistent revenue in the Tax practice and accelerating momentum in Andersen Consulting.

Underlying Profitability Strength as Equity Compensation Normalizes

Reported results for the quarter and six months reflect equity-based compensation expense, a non-cash item tied to Andersen’s talent and retention strategy. Notably, equity-based compensation expense declined meaningfully to $48.3 million in the second quarter of 2026, down from $129.6 million in the second quarter of 2025 — and totaled $93.9 million for the six months, also well below the $129.6 million recorded in the same period last year. As a result of the timing and magnitude of this non-cash expense relative to the prior year, the Company reported a net loss of $10.1 million ($0.08 basic / $0.09 diluted per share) in the second quarter and a net loss of $96.0 million in the prior year quarter a year ago. Management views the strong and growing adjusted net income figures as the clearer signal of the business’s underlying momentum, with equity-based compensation expense expected to continue moderating as a percentage of revenue.

Andersen’s core earnings power continued to improve, with adjusted net income rising to $39.0 million in the second quarter, up 38.8% from $28.1 million a year ago, and to $106.3 million for the six months ended June 30, 2026, up 27.5% from $83.3 million in the prior-year period. This growth reflects the operating leverage inherent in Andersen’s scalable model as revenue outpaced expenses during the six months ended June 30, 2026.

Looking Ahead

•

Reaffirm Full-Year 2026 Guidance: Revenue expected to be in the range of approximately $980 million to $1 billion, equating to a growth rate of approximately 18%. Adjusted EBITDA projected in the range of approximately $225 million to $250 million with Adjusted EBITDA margins in the range of approximately 23% to 25%.

•

Investing in Tomorrow’s Growth: 2026 will reflect continued strategic investment in talent, technology, automation, and AI, as well as the integration of newly acquired firms — positioning Andersen for an anticipated return to full-year net income and positive EPS while building durable long-term capacity.

•

A Platform Built for the Long Term: Andersen believes it remains well positioned for sustained revenue growth and expanding margins, backed by a large and growing addressable market, differentiated competitive positioning, a highly scalable operating model, and disciplined, selective M&A.

•

Disciplined Capital Deployment: Andersen remains committed to deploying capital strategically to strengthen and expand its multi-dimensional platform, with a continued focus on driving long-term shareholder value.

Mark L. Vorsatz, Global Chairman and CEO of Andersen, said:

“Our results speak for themselves,” said Mark Vorsatz, Global Chairman and CEO of Andersen. “Revenue grew 23.7% in the quarter, every service line contributed, and adjusted net income grew even faster than revenue — indicating that our platform is scaling efficiently even as we invest aggressively in talent, technology, and AI. The reported net loss is simply a function of non-cash equity compensation; it doesn’t reflect the momentum we’re building. We like where this business is headed.”

Recent Developments—Inorganic Growth Opportunities

Andersen’s relationships with over 400 Andersen Global and Andersen Consulting member and collaborating firms provide opportunities for domestic and international expansion through closer partnerships, future acquisitions and future business combinations. In the second quarter of 2026, the Company closed the acquisitions of tax firms in Ireland and New Zealand, a tax firm and a consulting firm in Nigeria, and a tax firm and a law firm in Uruguay, expanding its presence across key developed and high-growth markets as it continues to scale its global platform. In addition, in the third quarter of 2026, Andersen closed the acquisition of a tax firm in Switzerland and a business combination in Canada and entered into definitive agreements for the acquisitions of a tax and legal firm in Mexico and a tax firm in the United Kingdom and six consulting firms in the United States. These eight additional acquisitions are expected to close in the fourth quarter of 2026, subject to the satisfaction of certain closing conditions.

Key Financial and Operational Metrics

We monitor the following key financial and business metrics to evaluate our business, measure our performance and make strategic decisions:

Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Revenue (in thousands)	$217,658	$175,991	$458,404	$384,058

Clients

	Six Months Ended June 30,
	2026	2025
Clients:
Client groups	13,500	11,300
Client engagements	23,800	20,600

People Metrics

	June 30,	December 31,
	2026	2025
Total employees	2,690	2,296
Attrition rate - United States	15.7%	14.2%

Components of Revenue

We generate our revenue from providing tax and financial advisory services to our clients. During the three and six months ended June 30, 2026 and 2025, the substantial majority of our revenue was generated on a time and materials basis and, to a lesser extent, on a fixed fee basis and contingent fee basis. In the future, our revenue and profitability could vary materially depending on changes in the nature of services provided, as well as the stage of performance at which the right to receive fees is finally determined. We provide services in four primary areas:

•

Private Client Services. We provide comprehensive tax and financial services for individuals and families, addressing complex client matters such as multigenerational wealth, charitable giving and trust and estate planning.

•

Business Tax Services. We offer a broad range of scalable, integrated tax-related consulting and compliance services for businesses, helping organizations with managing their tax planning, compliance and reporting needs.

•

Alternative Investment Funds. We deliver comprehensive tax and financial-related services for alternative investment funds, including family offices, funds of funds, hedge funds, private equity funds, venture capital funds and real estate investment trusts.

•	Valuation Services. We provide clients with independent valuation expertise that helps clients navigate tax laws and regulations and comply with regulatory requirements.

During the three months ended June 30, 2026, our revenue increased by 23.7% to $217.7 million from $176.0 million during the three months ended June 30, 2025. During the six months ended June 30, 2026, our revenue increased by 19.4% to $458.4 million from $384.1 million during the six months ended June 30, 2025. Revenue consists of professional services revenue and reimbursable expenses, which primarily includes contracted costs from third parties that are billable to clients.

Our busiest periods typically align with U.S. tax filing deadlines, particularly the months leading up to March 15th for corporate tax filings, April 15th for individual tax filings, and the extension deadlines in September and October. During these peak times, we typically experience a substantial increase in client engagements and workload, which has historically driven an increase in billable hours and revenue in the first and third quarters of the year.

Revenue by Service Line

We have built a multidimensional independent advisory firm with the ability to provide differentiated services across tax and financial services to address our clients’ most complex challenges. This is reflected in the revenue contribution of our services lines:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Private Client Services	47.1%	49.8%	49.2%	49.9%
Business Tax Services	39.2%	35.5%	36.2%	34.9%
Alternative Investment Funds	8.1%	8.5%	9.4%	9.7%
Valuation Services	5.6%	6.2%	5.2%	5.5%

The percentage of revenue by service line has largely remained stable over the past five years.

Revenue by Geographic Region

Since our founding, we have expanded our geographic reach across the United States, serving clients from 28 offices as of June 30, 2026. While our offices are primarily situated in major metropolitan areas, our expansive presence across the United States allows us to adapt to regional market fluctuations and capitalize on localized opportunities. Geographic revenue contribution is derived from the assigned office of each employee working on an engagement. This regional allocation typically aligns with the region in which the client is located, but in some cases, the client may be in a region different from the location of the office or employees. In the second quarter of 2026, we also expanded internationally as part of our inorganic growth strategy.

Revenue by region was:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
United States - East	39.1%	37.6%	40.7%	38.8%
United States - Central	17.3%	18.7%	16.8%	17.8%
United States - West	41.1%	43.7%	41.3%	43.4%
International	2.5%	—%	1.2%	—%

Clients

Client groups will often comprise multiple client engagements with different entities or individuals, such as multiple subsidiaries of an entity, multiple principals within a single private equity fund or multiple individuals or trusts within a single wealthy family. We evaluate our portfolio of client groups and client engagements on a periodic basis using a variety of quality-based metrics and may, from time-to-time, modify, consolidate or discontinue client relationships or client engagements.

Our clients are distributed across a substantial number of individuals, wealthy families and trusts and business enterprises within a wide range of industries, including financial services, consumer products, healthcare, hospitality, manufacturing, pharmaceutical and biotech, private equity, real estate, technology and venture capital. By serving a diverse range of clients across a diverse range of industries, we believe we can capitalize on growth opportunities in expanding sectors while offsetting potential slowdowns in others.

People Metrics

Compensation represents the largest portion of our operating expenses. As a result, we monitor our total number of employees and growth in employees:

	As of June 30,
	2026	2025
Managing Directors	349	315
Non-Managing Directors	2,341	1,905

Total Employees	2,690	2,220

Our workforce, which excludes temporary staff, consists of predominantly client serving professionals, and grew to 2,690 total employees as of June 30, 2026. During the six months ended June 30, 2026, our annualized attrition rate, excluding international acquisitions, increased by 1.5% to 15.7% from 14.2% as of December 31, 2025.

As of June 30, 2026, our workforce had a balanced distribution of tenure, reflecting a blend of experienced professionals and newer talent. Our 2,690 total employees included 349 Managing Directors as of June 30, 2026.

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income Margin

We define Adjusted Net Income as net income plus expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-recurring equity restructuring costs and non-cash equity-based compensation expense. We define Adjusted Net Income Margin as Adjusted Net Income divided by revenue. We believe Adjusted Net Income and Adjusted Net Income Margin enhance an investor’s understanding of our financial and operating performance because they exclude transaction-related costs allowing for greater transparency into what measures we use in operating our business and measuring our performance. In addition, these measures enable comparison of financial trends and results between periods.

In the second quarter of 2026, we revised our definition of Adjusted Net Income and Adjusted Net Income Margin to include all non-cash equity-based compensation, and in the last twelve months ended June 30, 2026, non-cash equity-based compensation expense for LTIP Units and restricted stock units were added to conform to the current presentation. The change is intended to provide a more meaningful measure of our underlying operating performance by excluding equity-based compensation charges which are non-cash in nature and do not reflect our core operating results. The additional adjustments are consistent with our treatment of other equity-based compensation expenses and are intended to provide greater consistency in presentation. We applied the revised definition consistently to current and comparative periods, where applicable, to enhance period-to-period comparability. The impact of the revision is not material to previously disclosed figures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as net income plus income tax expense, interest expense, and depreciation and amortization less interest income. We define Adjusted EBITDA as EBITDA with adjustments to exclude results from expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-cash equity-based compensation expense and non-recurring equity restructuring costs. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

In the second quarter of 2026, we revised our definition of Adjusted EBITDA and Adjusted EBITDA Margin to include all non-cash equity-based compensation, and in the last twelve months ended June 30, 2026, non-cash equity-based compensation expense for LTIP Units and restricted stock units were added to conform to the current presentation. The change is intended to provide a more meaningful measure of our underlying operating performance by excluding equity-based compensation charges which are non-cash in nature and do not reflect our core operating results. The additional adjustments are consistent with our treatment of other equity-based compensation expenses and are intended to provide greater consistency in presentation. We applied the revised definition consistently to current and comparative periods, where applicable, to enhance period-to-period comparability. The impact of the revision is not material to previously disclosed figures.

The following table summarizes the Non-GAAP Financial Measures (along with the most directly comparable GAAP measures) for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net (loss) income	$(10,094)	$(95,983)	$7,644	$(45,407)	$(77,118)	$42,504
Adjusted Net Income(1)	39,002	28,105	106,283	83,333	240,634	172,825
EBITDA(1)	(3,255)	(101,840)	23,925	(46,096)	(50,876)	45,005
Adjusted EBITDA(1)	45,960	29,678	122,793	86,855	262,954	179,549
Revenue	217,658	175,991	458,404	384,058	913,038	774,086
Net (Loss) Income Margin	(4.6)%	(54.5)%	1.7%	(11.8)%	(8.4)%	5.5%
Adjusted Net Income Margin(1)	17.9%	16.0%	23.2%	21.7%	26.4%	22.3%
Adjusted EBITDA Margin(1)	21.1%	16.9%	26.8%	22.6%	28.8%	23.2%

(1)	These are non-GAAP financial measures. See below for a reconciliation to the most directly comparable GAAP financial measure.

The following table reflects the reconciliation of net (loss) income to Adjusted Net Income and Adjusted Net Income Margin for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net (loss) income	$(10,094)	$(95,983)	$7,644	$(45,407)	$(77,118)	$42,504
Transaction costs(1)	935	1,959	4,984	3,392	8,970	4,985
Equity-based compensation:
Vesting of Class X Aggregator Units and 2025 pre-IPO profits interest units(2)	42,268	129,559	83,372	129,559	100,501	129,559
Profits interest units at AT Umbrella LLC (“LTIP Units”)(3)	1,748	—	2,648	—	2,749	—
Restricted stock issued to acquired firms(4)	846	—	846	—	846	—
Restricted stock units(5)	3,418	—	7,018	—	7,601	—
Equity restructuring costs(6)	—	—	—	—	193,163	—
Income tax effect of adjustments	(119)	(7,430)	(229)	(4,211)	3,922	(4,223)

Adjusted Net Income	$39,002	$28,105	$106,283	$83,333	$240,634	$172,825

Revenue	217,658	175,991	458,404	384,058	913,038	774,086

Net (Loss) Income Margin	(4.6%)	(54.5%)	1.7%	(11.8%)	(8.4%)	5.5%
Adjusted Net Income Margin	17.9%	16.0%	23.2%	21.7%	26.4%	22.3%

The following table is a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net (loss) income	$(10,094)	$(95,983)	$7,644	$(45,407)	$(77,118)	$42,504
Interest income	(1,497)	(1,030)	(3,376)	(2,230)	(5,312)	(4,854)
Interest expense	5,887	104	12,121	247	13,310	279
Depreciation and amortization	2,522	2,036	4,796	4,131	9,670	8,351
Income tax expense (benefit)	(73)	(6,967)	2,740	(2,837)	8,574	(1,275)

EBITDA	(3,255)	(101,840)	23,925	(46,096)	(50,876)	45,005
Transaction costs(1)	935	1,959	4,984	3,392	8,970	4,985
Equity-based compensation:
Vesting of Class X Aggregator Units and 2025 pre-IPO profits interest units(2)	42,268	129,559	83,372	129,559	100,501	129,559
Profits interest units at AT Umbrella LLC (“LTIP Units”)(3)	1,748	—	2,648	—	2,749	—
Restricted stock issued to acquired firms(4)	846	—	846	—	846	—
Restricted stock units(5)	3,418	—	7,018	—	7,601	—
Equity restructuring costs(6)	—	—	—	—	193,163	—

Adjusted EBITDA	45,960	29,678	122,793	86,855	262,954	179,549

Revenue	217,658	175,991	458,404	384,058	913,038	774,086

Net (Loss) Income Margin	(4.6)%	(54.5)%	1.7%	(11.8)%	(8.4)%	5.5%
Adjusted EBITDA Margin	21.1%	16.9%	26.8%	22.6%	28.8%	23.2%

(1)

Transaction costs include certain legal, accounting and consulting costs incurred related to planned mergers, acquisitions, and business combinations during the three and six months ended June 30, 2026 and certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the planned restructuring during the three and six months ended June 30, 2025.

(2)

Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units, which were part of the Reorganization Transactions. During the three and six months ended June 30, 2026, we recognized $36.2 million and $73.7 million, respectively, of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services, and $6.1 million and $9.7 million, respectively, in sales, general and administrative expense.

(3)

Profits interest units at AT Umbrella LLC (“LTIP Units”) are exchangeable for Class A common stock from Andersen Group Inc. During the three and six months ended June 30, 2026, we recognized $1.5 million and $2.4 million, respectively, of non-cash equity-based compensation expense associated with LTIP Units in cost of services, and $0.3 million and $0.3 million, respectively, in sales, general and administrative expense.

(4)

Restricted stock issued to acquired firms represents shares of Class A common stock subject to a service period of 5 years. During each of the three and six months ended June 30, 2026, we recognized $0.8 million $0.8 millionof non-cash equity-based compensation expense associated with restricted stock issued to acquired firms in cost of services.

(5)

Restricted stock units granted to employees are subject to a vesting service period of 6 years. During the three and six months ended June 30, 2026, we recognized $2.7 million and $5.5 million, respectively, of non-cash equity-based compensation expense associated with restricted stock units issued to employees in cost of services, and $0.7 million and $1.5 million, respectively, in sales, general and administrative expense.

(6)

In connection with the Reorganization Transactions, we incurred certain equity restructuring expenses as a result of the exchange of historical equity interests of the Management Holdcos for new Class H Aggregator Units and/or the combination of Class X Aggregator Units and Member Notes. The expense for these were incurred in December 2025.

We use certain non-GAAP financial measures to supplement our financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin (“Non-GAAP Financial Measures”). We believe that the Non-GAAP Financial Measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. We also believe that the Non-GAAP Financial Measures can enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain items relating to income tax expense, interest, depreciation and amortization, equity-based compensation, and transaction costs which are not necessarily reflective of our ongoing operations and performance. However, the Non-GAAP Financial Measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include that they exclude certain tax payments that may reduce cash available to us, do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future, and do not reflect changes in, or cash requirements for, our working capital needs. Some of the limitations of Adjusted Net Income and Adjusted Net Income Margin include that they exclude the impact of expenses related to transaction activities, certain equity restructuring expenses and certain components of equity-based compensation.

Other companies, including companies in the professional services industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, any of which could reduce the usefulness of our Non-GAAP Financial Measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP Financial Measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Additionally, we have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA or forward-looking Adjusted EBITDA Margin to its most directly comparable U.S. GAAP measure, net income or loss and net income or loss margin, respectively, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions and interest rate changes that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss.

Liquidity and Capital Resources

Historically, we have generated sufficient cash to fund our operations, capital expenditures and discretionary funding needs through cash generated from our operating activities. As of June 30, 2026, cash and cash equivalents were $175.6 million and investments in treasury securities were $2.1 million.

Second Quarter 2026 Conference Call

Andersen Group Inc. will host a conference call for analysts and investors to review financial results for the second quarter and first six months of 2026 on Wednesday, August 12, 2026 at 5:00 PM Eastern. The call can be accessed live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=VOoJgD61 and will be available for replay over the internet for six months by logging onto the Company’s investor relations website at https://investor.andersen.com.

About Andersen

Andersen is a leading provider of independent tax, valuation and financial advisory services to individuals, family offices, businesses and alternative investment funds in the United States and internationally. Andersen’s differentiated approach to client service is rooted in core values that emphasize stewardship, transparency and the seamless delivery of independent, high-quality service. Worldwide, Andersen’s presence spans more than 180 countries through its global platform of member and collaborating firms delivering tax, legal, valuation and consulting services across more than 1,000 locations with over 3,000 partners and 50,000 professionals. More information can be found at www.andersen.com.

Special Note Regarding Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Press Release, including statements regarding our future operating results and financial position; the nature and timing of future acquisitions and business combinations and related integration plans; our planned investments in talent, technology, automation, and AI; our business strategy and plans; and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Press Release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk that: our future results, and the business activities of our clients, may be adversely affected by volatile, negative or uncertain economic and geopolitical conditions; an inability to respond to the evolving technological environment could materially affect our results of operations; the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; we may be not able to maintain or increase our historical growth, or effectively manage future growth; we may not be able to generate or maintain client demand for our services; we may be unable to expand our service offerings; our success depends substantially on the continued services of our CEO, executive team, Managing Directors and other key personnel; we may be unable to maintain our reputation, brand and firm culture; we may be unable to recruit, train and retain qualified professionals, and to staff client engagements; we may be subject to cybersecurity incidents or attacks; we may be held liable for alleged errors in providing our services; we may be unable to identify potential acquisitions or business combinations or successfully integrate or manage completed acquisitions and business combinations, and those risks, uncertainties, and assumptions described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Press Release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should read this Press Release with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect. The forward-looking statements made in this Press Release are given only as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Press Release or to conform these statements to actual results or to changes in our expectations, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Press Release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into or review of all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

ANDERSEN GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$217,658	$175,991	$458,404	$384,058
Operating expenses:
Cost of services (excluding depreciation and amortization)	173,554	225,243	339,935	343,206
Sales, general and administrative	50,504	53,879	98,515	89,241
Depreciation and amortization	2,522	2,036	4,796	4,131

Total operating expenses	226,580	281,158	443,246	436,578

Operating (loss) income	(8,922)	(105,167)	15,158	(52,520)
Interest income	1,497	1,030	3,376	2,230
Interest expense	(5,887)	(104)	(12,121)	(247)
Other income, net	3,145	1,291	3,971	2,293

(Loss) income before income tax (benefit) expense	(10,167)	(102,950)	10,384	(48,244)
Income tax (benefit) expense	(73)	(6,967)	2,740	(2,837)

Net (loss) income	$(10,094)	$(95,983)	$7,644	$(45,407)

Less: net (loss) income attributable to noncontrolling interest	$(9,086)		$8,158

Net loss attributable to Andersen Group Inc.	$(1,008)		$(514)

Net loss per share of Class A common stock, basic	$(0.08)		$(0.04)

Net loss per share of Class A common stock, diluted	$(0.09)		$(0.04)

Weighted-average shares of Class A common stock outstanding, basic	13,261,049		12,957,213

Weighted-average shares of Class A common stock outstanding, diluted	13,261,049		12,957,213

Investor Relations Contact:

Greg Vistica, Managing Director

+1.415.764.2700

greg.vistica@andersen.com